UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 13, 2006 (October 12, 2006)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 12, 2006, Windrose Medical Properties Trust (“Windrose”) and Windrose Medical Properties, L.P., Windrose’s operating partnership (“Windrose OP”), entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) with Health Care REIT, Inc. (“Health Care REIT”), Heat Merger Sub, LLC and Heat OP Merger Sub, L.P., which amends certain provisions of the Agreement and Plan of Merger, dated as of September 12, 2006, between the parties (the “Original Agreement”). The Original Agreement, as amended by the Amendment, is referred to herein as the Merger Agreement.
     The Merger Agreement now provides for the conversion of each of Windrose’s 7.5% Series A Cumulative Convertible Preferred Shares that is issued and outstanding immediately prior to the completion of the merger into a share of a new series of Health Care REIT 7.5% Series G Cumulative Convertible Preferred Stock having substantially similar rights and preferences as the Windrose Series A preferred shares. Immediately prior to the effective time of the merger, Health Care REIT will execute and file with the Secretary of State of Delaware a certificate of designation setting forth the terms of the new series of Health Care REIT Series G preferred stock.
     In addition, the Merger Agreement now provides that Windrose will declare a special dividend to holders of Windrose Series A preferred shares, the record date for which will be the close of business on the last business day prior to the effective time of the merger. The per share dividend amount payable by Windrose will be an amount equal to $0.46875 multiplied by the number of days elapsed since the last dividend record date for holders of Windrose Series A Preferred Shares through and including the last business day prior to the effective time of the merger, and divided by the actual number of days in the calendar quarter in which such dividend is declared.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the full text of the Original Agreement, a copy of which is attached as Exhibit 2.1 to Windrose’s Current Report on Form 8-K filed on September 15, 2006 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

2.1	—	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, by and among Health Care REIT, Inc., Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose Medical Properties Trust and Windrose Medical Properties, L.P.
Additional Information and Where to Find It
     In connection with this proposed transaction, a registration statement of Health Care REIT, which will contain a proxy statement/prospectus, will be filed with the United States Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the registration statement, including the proxy statement/prospectus, and all other relevant documents filed by Health Care REIT or Windrose with the SEC free of charge at the SEC’s Web site www.sec.gov or, with respect to documents filed by Health Care REIT, from Health Care REIT Investor Relations at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, 419-247-2800 and, with respect to documents filed by Windrose, from Windrose Investor Relations at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana, 46268, 317-860-8875.
Participants in the Solicitation
     The respective directors, trustees, executive officers and other members of management and employees of Health Care REIT and Windrose may be deemed to be participants in the solicitation of proxies from the shareholders of Windrose in favor of the transactions. Information about Health Care REIT and its directors and executive officers, and their ownership of Health Care REIT securities, is set forth in the proxy statement for Health

Care REIT’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Information about Windrose and its trustees and executive officers, and their ownership of Windrose securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of Windrose, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windrose Medical Properties Trust
Dated: October 13, 2006	By:	/s/ Frederick L. Farrar
		Name:	Frederick L. Farrar
		Title:	President, Chief Operating Officer and Treasurer

EXHIBIT INDEX

Exhibit No.		Description

2.1	—	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, by and among Health Care REIT, Inc., Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose Medical Properties Trust and Windrose Medical Properties, L.P.